THESE SECURITIES HAVE BEEN ISSUED PURSUANT TO EXEMPTIONS FOR NONPUBLIC OFFERINGS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, THESE SECURITIES MAY NOT BE RESOLD OR OTHERWISE DISPOSED OF UNLESS, IN THE OPINION OF COUNSEL FOR OR SATISFACTORY TO THE ISSUER, REGISTRATION UNDER THE APPLICABLE FEDERAL OR STATE SECURITIES LAWS IS NOT REQUIRED OR COMPLIANCE IS MADE WITH SUCH REGISTRATION REQUIREMENTS. THIS LEGEND SHALL BE ENDORSED UPON ANY WARRANT ISSUED IN EXCHANGE FOR THIS WARRANT.



             Void after 5:00 p.m. Baltimore Time, on April 1, 2003
             Warrant to Purchase            Shares of Common Stock.


                              WARRANT TO PURCHASE
                                      SHARES OF
                                  COMMON STOCK

                                       OF

                             CREDITRUST CORPORATION

This is to certify that, FOR VALUE RECEIVED,           , or its registered
assigns pursuant to Section (d) hereof ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from CREDITRUST CORPORATION, a
Maryland corporation (the "Company"),         fully paid, validly issued and
nonassessable shares of Common Stock, par value $0.01 per share, of the Company ("Common Stock") until April 1, 2003 at the exercise price (the "Exercise Price") initially of $12.00 per share, subject to adjustment as herein provided; provided, however, that upon an initial public offering of the Company's Common Stock or a "change-in-control," as hereinafter defined,, the Exercise Price shall be automatically reduced to 85% of such initial public offering price or change-in-control transaction price (as hereinafter contemplated), provided said price is lower than the existing Exercise Price, subject to further adjustment as herein provided; and, provided further, in the case of a "change-in-control" this warrant shall be automatically exercised as contemplated by paragraph (a)
(3) hereof. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares," and the exercise price of a share of Common Stock as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price."



(a) EXERCISE OF WARRANT; NOTIFICATION OF EXPIRATION DATE OF WARRANT. (1) General Provisions. The Warrant may be exercised in full or in part as to a
minimum of         Warrant Shares at any time or from time to time, until
5:00 P.M. Baltimore time on April 1, 2003 (the "Expiration Date"), provided, however, that if such day is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day. The Warrant may be exercised by presentation and surrender hereof to the Company at its principal office, with the Purchase Form annexed hereto duly executed (with signature guaranteed if required by the Company or any stock transfer agent) and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form and any applicable taxes. As soon as practicable after each such exercise of the Warrants, but not later than seven (7) business days from the date of such exercise, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or the Holder's designee. If the Warrant shall be exercised in part only, the Company shall, upon surrender of the Warrant for cancellation, execute and deliver a new Warrant, in the same form containing the same terms, evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. Upon receipt by the Company of the Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, together with the exercise price thereof and taxes as aforesaid in cash or certified or bank check and the investment letter described below, the Holder or its designee shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder or its designee. It shall be a condition of the exercise of the Warrant that the Holder or its designee shall deliver to the Company an investment letter in the form as customarily used by the Company from time to time in connection with the exercise of non-registered options and warrants which are issued by the Company. It is further understood that certificates for the Warrant Shares to be issued upon exercise of the Warrant shall contain a restrictive legend in accordance with Section (j) hereof.


              (2) Net Exercise. In addition to and without limiting the rights of the Holder under the terms of this Warrant, the Holder shall be entitled to convert this Warrant into shares of Common Stock without payment of any cash exercise price under the provisions of this sub-paragraph (2) at any time up to and including the expiration date of this Warrant (the "Net Exercise Right"). In the event that the Holder wishes to exercise the Net Exercise Right, the Holder shall so note on the Purchase Form. If the Net Exercise Right is exercised, the date that the Holder delivers to the Company or the transfer agent the Purchase Form so indicated shall be for all purposes hereunder the "Net Exercise Date." Upon exercise of the Net Exercise Right, the Company shall deliver to the Holder, without payment by the Holder of any exercise price or any cash or other consideration, that number of shares of Common Stock equal to the quotient obtained by dividing the Net Value (as hereinafter defined) of the number of shares as to which the Warrant is then exercised (the "Net Exercise Shares") by the Fair Market Value (as hereinafter defined) of a single share of Common Stock, determined in each case as of the close of business on the Net Exercise Date. The "Net Value" of the Net Exercise Shares shall be determined by subtracting the aggregate Exercise Price of the Net Exercise Shares from the aggregate Fair Market Value of the Net Exercise Shares, determined in each case as of the close of business on the Net Exercise Date. No fractional shares shall be issuable upon an exercise of the Net Exercise Right, and if the number of shares issuable in accordance with the foregoing formula is other than a whole number of Common Shares, the Company shall pay to the Holder an amount in cash equal to the fraction of the share multiplied by the Fair Market Value of one full share of Common Stock (less the fractional exercise price with respect to such share).

     For purposes of this sub-paragraph (2), the "Fair Market Value" of a share of Common Stock shall mean:

     (i) if the Company's Common Stock is then traded on any nationally-recognized exchange or quoted on the NASDAQ National Market System, the closing sale price on such date, as reported by such exchange or system;

     (ii) if the Company's Common Stock is then traded on the over-the-counter market, the average of the closing bid and ask prices on such dates, as reported by the National Quotation Bureau;

     (iii) if the Company's Common Stock is not then quoted as set forth in items (i) or (ii), then as reasonably determined in good faith by the Company's Board of Directors but in no event less than the Exercise Price.

              (3) Change-in-Control. Upon a "change-in-control," without any further action on the part of the Holder, this Warrant shall be deemed to have been exercised at the lower of the then-applicable Exercise Price or 85% of the Control Consideration (defined below) and upon such deemed exercise the Holder shall receive with respect to each share of Common Stock that the Holder otherwise would receive, the Control Consideration.

      For purposes hereof, a change-in-control shall occur when:(i) all or substantially all of the Company's assets are sold, other than in the ordinary course of business ( the term ordinary course including, without limitation, any financing or securitization of, and/or master servicing or seller servicing arrangement covering, any or all of the Company's assets), as an entirety to any person or related group of persons other than Joseph K. Rensin or a corporation, partnership, limited liability company or other business entity in which Joseph
K. Rensin, individually or in concert with others, has a controlling interest;
(ii) there shall be consummated any consolidation or merger of the Company (A) in which the Company is not the continuing or surviving corporation (other than a consolidation or merger with a wholly owned subsidiary of the Company in which all shares of Common Stock outstanding immediately prior to the effectiveness thereof are changed into or exchanged for the same consideration) or (B) pursuant to which the Company's common stock would be converted into cash, securities or other property, in each case, other than a consolidation or merger of the Company in which the holders of the Company's common stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the total voting power of all classes of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after such consolidation or merger in substantially the same proportion as their ownership of common stock immediately before such transaction; or (iii) any person, or any persons acting together which would constitute a -group- for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (a -Group-), together with any Affiliates thereof, shall beneficially own (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) at least 50% of the total voting power of all classes of capital stock of the Company entitled to vote generally in the election of directors of the Company, except for a person or ^ Group in which Joseph K. Rensin, individually or in connection with others, has a controlling interest.

     This paragraph contains illustrations of the automatic exercise provisions contemplated by this section (a). Upon a "change-in-control" and the simultaneous automatic exercise of the Warrant as the result of such change-in-control, tender of the Exercise Price (if adjusted downward in respect of the "change-in-control", the "Control Adjusted Exercise Price") for one share of Common Stock shall entitle the Warrant holder deemed to exercise the Warrant to receive 100% of the consideration in cash, stock or other securities or property or any combination thereof, on substantially the same terms and conditions, which shares of Common Stock held by Joseph K. Rensin or his assignee is converted into in the transaction or, if at a higher transaction price, other shares of Common Stock issued by the Company prior to or in the transaction (the "Control Consideration"). Exercise of the Net Exercise Right with respect to a single share of Common Stock shall entitle to exercising holder to receive the difference between the Control Consideration and the applicable Exercise Price. In the event the Control Adjusted Exercise Price has become the Exercise Price, the effect of this adjustment would cause the Net Exercise Right applicable to a single share of Common Stock to become exercisable for 15% of the Control Consideration applicable to a single share of Common Stock.

         (b) RESERVATION OF SHARES. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of the Warrants. If the Common Stock is listed on any national securities exchange or the NASDAQ system, the Company shall also list such shares on such exchange subject to notice of issuance or maintain the listing of its Common Stock on the NASDAQ system, as the case may be.

         (c) FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share, determined as follows:

             (1) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ system, the current market value shall be the last reported sale price of the Common Stock on such exchange or system on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or system; or

             (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc., on the last business day prior to the date of the exercise of this Warrant; or

             (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than the book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

         (d) EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. The Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the Holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Subject to Section (j) hereof, the Holder may transfer or assign the Warrant, in whole or in part and from time to time. Upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed (with signature guaranteed, if required by the Company or its stock transfer agent) and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee or assignees named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided by or combined with other Warrants which carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of loss, theft or destruction, of reasonable satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor, date and amount. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not the original Warrant shall be at any time enforceable by anyone.

         (e) RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the

Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

         (f) ANTI-DILUTION PROVISIONS. So long as this Warrant shall be outstanding, the Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events as follows:

                  (A) In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted as of the effective date of such event by multiplying such Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding immediately following such event and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior thereto. For example, if the Company declares a 2 for 1 stock distribution and the Exercise Price immediately prior to such event was $1.00 per share, the adjusted Exercise Price immediately after such event would be $.50 per share. Such adjustment shall be made successively whenever any event listed above shall occur.

                           (1) Whenever the Exercise Price payable upon exercise
                  of each Warrant is adjusted pursuant to subsection (A) above, the number of Warrant Shares purchasable upon exercise of the Warrant shall simultaneously be adjusted by multiplying the number of Warrant Shares issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

                           (2) No adjustment in the Exercise Price shall be
                  required unless such adjustment would require an increase or decrease of at least $.05 in such price; provided, however, that any adjustments which by reason of this subsection (A)(2) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder.

                  (B) If, at any time prior to an initial public offering, the Company shall issue Common Stock, or another form of stock, note, warrant, option, or the like exercisable for or convertible into Common Stock, at an issuance, exercise, or conversion price (the "Applicable Price") less than the Exercise Price currently in effect, then, automatically and without any action on behalf of the Company or any Holder, the Exercise Price shall be adjusted to the Applicable Price. In any case where the determination of the Applicable Price cannot be determined from the face of the documents, the Board of Directors, acting in good faith on the advice of Ferris, Baker Watts, Incorporated and Boenning & Scattergood, Inc., or if such firms are not available, such other recognized financial advisors as may be selected by the Board, shall determine the Applicable Price, which shall be conclusive and binding on the Holders.

                  (C) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly cause a notice setting forth the adjusted Exercise Price and adjusted number of Warrant Shares issuable upon exercise of each Warrant to be mailed to the Holder, at its address appearing in the Warrant Register, and shall cause a certified copy thereof to be mailed to its transfer agent, if any.

                  (D) All calculations under this Section (f) shall be made to the nearest cent or to the nearest Warrant Share, as the case may be.

                  (E) In the event that at any time, as a result of an adjustment made pursuant to subsection (A) above, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in subsection (A) above.

                  (F) Irrespective of any adjustments in the Exercise Price or the number or kind of Warrant Shares purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Agreement.

                  (G) Notwithstanding anything contained in this Section (f), no adjustment shall be made upon the issuance of options to purchase, or subsequent issuance upon exercise of options, of up to 800,000 shares of Common Stock under the Company's employee stock option plan.

         (g) OFFICER'S CERTIFICATE. Whenever the Exercise Price shall be adjusted as required by the provisions of the foregoing Section, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder or any holder of a Warrant executed and/or delivered pursuant to Section (a) or Section (d), and the Company shall, forthwith after each such adjustment, mail, by certified mail, a copy of such certificate to the Holder or any such holder.

         (h) NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock, or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any shares of any class or any other rights, or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another entity, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder or any holder of a Warrant executed and/or delivered pursuant to Section (a) or Section (d), at least 30 days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

         (i) RECLASSIFICATION, REORGANIZATION OR MERGER. Except for transactions governed by paragraph (a)(3) regarding "change-in-control," in case of any reclassification or capital reorganization of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another entity (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification or capital reorganization of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another entity of all or substantially all of the Company, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder or any holder of a Warrant executed and/or delivered pursuant to Section (a) or Section (d) shall have the right thereafter by exercising the Warrant at any time prior to the expiration of the Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable by the holders of Common Stock of the Company upon such reclassification or capital reorganization and consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in the Warrant. The foregoing provisions of this

Section (i) shall similarly apply to successive reclassifications or capital reorganizations of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

         (j) SECURITIES LAW COMPLIANCE

                  (1) The Holder of the Warrant, by acceptance hereof, acknowledges that the Warrant and the shares of Common Stock to be issued upon exercise or conversion hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell, transfer, assign or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise or conversion hereof except under circumstances that will not result in a violation of the Act or any state securities laws. Upon exercise of the Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

                  (2) The Warrant and any Warrants issued upon exercise or substitution or upon assignment or transfer pursuant to Section (a) or Section (d), as the case may be, and all shares of Common Stock issued upon exercise or conversion hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

                  THESE SECURITIES HAVE BEEN ISSUED PURSUANT TO EXEMPTIONS FOR NONPUBLIC OFFERINGS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS, IN THE OPINION OF COUNSEL FOR OR SATISFACTORY TO THE ISSUER, REGISTRATION UNDER THE APPLICABLE FEDERAL OR STATE SECURITIES LAWS IS NOT REQUIRED OR COMPLIANCE IS MADE WITH SUCH REGISTRATION REQUIREMENTS. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR SALE OR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD HEREOF TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

         (k) AMENDMENTS. Neither the Warrant nor any term hereof may be changed, waived, discharged or terminated without the prior written consent of the Holder.

         (l) NO IMPAIRMENT. The Company will not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of any Holder.

         (m) GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Maryland.

         (n) NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, addressed (a) if to the Holder, to Ferris, Baker Watts, Incorporated, 100 Light Street, 8th Floor, Baltimore, Maryland 21202 and Boenning & Scattergood, Inc., 500 North Gulph Road, Suite 110, King of Prussia, Pennsylvania 19406, or (b) if to the Company, to Creditrust Corporation, 7000 Security Boulevard, Baltimore, Maryland 21244-2543, or at such other address as the Company shall have furnished to the Holder in writing.

         IN WITNESS WHEREOF, Creditrust Corporation has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated:  April 2, 1998



                                                 CREDITRUST CORPORATION



                                                 By:
                                                    ----------------------------

                                                 Name:

                                                 Title:

PURCHASE FORM

                                               Dated                     ,

                                                          ---------------  ----



         The undersigned hereby irrevocably elects to exercise its rights pursuant to this Warrant to the extent of purchasing ______ shares of Common Stock of Creditrust Corporation, and hereby makes payment of $_________ in payment of the exercise price thereof, or hereby elects to exercise such portion of the warrant through the use of the Net Exercise Right contemplated by paragraph (a).

        (Please fill in all required blanks and check appropriate box.)



                    ---------------------------------------


                     INSTRUCTIONS FOR REGISTRATION OF STOCK






Name
    ----------------------------------------------------------------------------
                  (Please typewrite or print in block letters)



Address
       -------------------------------------------------------------------------
Signature
         -----------------------------------------------------------------------

ASSIGNMENT FORM

FOR VALUE RECEIVED,                                      hereby sells, assigns
and transfers unto



Name
    ---------------------------------------------------------------------------
                  (Please typewrite or print in block letters)



Address
       -------------------------------------------------------------------------


the right to purchase Common Stock of _____________________________, represented by this Warrant to the extent of __________ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint
____________________________ as Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.



Date                   ,
     -------------------  ----


Signature
         -----------------------